Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-193775) pertaining to the 2010 Equity Incentive Plan, 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Auspex Pharmaceuticals, Inc. of our report dated March 16, 2015, with respect to the consolidated financial statements of Auspex Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

San Diego, California

March 16, 2015